Exhibit 10.15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LAUNCH SITE ACCESS AND OPERATIONS SUPPORT AGREEMENT FOR LC-2

BY AND BETWEEN

ROCKET LAB USA, INC.

AND

THE VIRGINIA COMMERCIAL SPACE FLIGHT AUTHORITY

This Launch Support Agreement (“Agreement”) is entered into between the VIRGINIA COMMERCIAL SPACEFLIGHT AUTHORITY (“VCSFA”), a political subdivision of the Commonwealth of Virginia, and ROCKET LAB USA. INC, a Delaware Corporation, with its principal place of business located at 14520 Delta Lane, Suite 101, Huntington Beach, CA 92647. Rocket Lab and VCSFA each may be referred to herein as a “Party” or jointly as the “Parties.”

WHEREAS, VCFSA is the operator of the Mid-Atlantic Regional Spaceport (“MARS”) at the National Aeronautics and Space Administration (“NASA”) Wallops Flight Facility (“WFF”), located at Wallops Island in Accomack County, Virginia, according to the terms of the NASA Agreement.

WHEREAS, VCFSA is endeavoring to facilitate spaceflight activities and expand the use of MARS.

WHEREAS, Rocket Lab is being awarded certain U.S. government and commercial contracts to launch various Electron rockets from a U.S. launch site.

WHEREAS, Rocket Lab has selected MARS as a launch site for the Electron launch vehicles.

WHEREAS, VCSFA and Rocket Lab have agreed that MARS would be an acceptable site to test and launch the Electron launch vehicle.

WHEREAS, VCSFA and Rocket Lab have executed a Construction Management Agreement for LC-2 and an integration facility concurrently with this Agreement.

WHEREAS, VCSFA, with the support of the Commonwealth of Virginia (the “Commonwealth”) and other Government entities, has made or may make, certain improvements to the existing MARS facilities that are intended to support Rocket Lab’s needs associated with launching the Electron vehicle as defined as LC-2, as well as the needs of similar businesses.

WHEREAS, Rocket Lab and VCSFA wish to enter into an agreement in which each Party’s rights and responsibilities with respect to the operation, maintenance and use of MARS and related facilities are set forth.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby covenant and agree as follows:

I.	INTRODUCTION

A.

This Agreement sets forth the terms and the conditions under which VCSFA shall provide to Rocket Lab facilities, launch property and services necessary to support Rocket Lab’s space launch activities including, but not limited to, testing, producing, processing and launching of Electron launch vehicles and payloads from MARS (each an “Electron Mission”).

B.	In the event of a conflict or inconsistency, unless otherwise expressly provided herein, such conflict or inconsistency shall be resolved by giving precedence in the following order:

1.	The FAA Launch License or FAA Launch Site Operator License, as applicable;

2.	Articles of this Agreement;

3.	The Statement of Work (as defined below);

4.	Requirements Document between Rocket Lab and VCSFA.

5.	Any other annexes or appendices to be attached to this Agreement.

C.

Except as provided in Article III of this Agreement, VCSFA will use its best efforts to minimize any adverse impact on Rocket Lab’s operations and will accord Rocket Lab the highest degree of stability in conducting its activities, as provided herein.

D.

Whenever in this Agreement the doing of an act or the exercise of any right by one Party is conditioned upon receipt of approval, permission, agreement, authorization, or any other form of cooperation or acquiescence by the other Party, then the other Party shall respond promptly and shall not unreasonably withhold, delay or condition its approval.

E.

Both Rocket Lab and VCSFA shall conduct all activities relating to this Agreement in a reasonable and prudent manner. The term “best efforts” means, with respect to a given goal, the efforts that a reasonable person in the same position would use so as to achieve that goal.

F.

In the event of any conflict between the terms and conditions of this Agreement and those of any of the following agreements, then the terms and conditions of the following agreements shall govern, to the extent that the agreement in question is in full force and effect at the time of the conflict, and this Agreement shall be construed modified so as to be consistent with such agreement:

1.	the NASA Agreement.

2.	the Facilities Agreement

II.	DEFINITIONS

A.

Affiliate - With respect to any Party, any Person directly or indirectly controlling, controlled by or under common control of such Party. With respect to VCSFA, Affiliate shall be deemed further to include any political subdivisions or agency of the Commonwealth of Virginia, but only to the extent expressly permitted by Law.

B.

Alternative Transaction—Any agreement, venture, contract, or understanding between Rocket Lab and/or any of its affiliates (e.g., subsidiaries, parents, jointly owned or controlled entities) with any person or party other than VCSFA for a launch site and/or the provision of launch services for Rocket Lab and the Electron vehicle (and equivalents) for launches in the United States with an orbital inclination mid-range of 38 to 60 degrees.

C.	Contract—Any agreement by and between Rocket Lab and the VCSFA

D.	CSLA - The Commercial Space Launch Act, 51U.S.C. Ch. 509, §§ 50901-23, and all amendments thereto.

E.	[…***…]

F.	Earliest Need Date - The date specified in a Request for Support as the earliest date on which Launch Support Services are needed for the specified Electron Mission.

G.	[…***…]

H.	FAA -The United States Federal Aviation Administration of the United States Department of Transportation.

I.

FAA Launch License - The launch or reentry license or launch or reentry operator license, as applicable, issued to Rocket Lab by the Office of the Associate Administrator for Commercial Space Transportation of the FAA for operation of the Electron launch vehicle, and any associated reentry activities, from WFF.

J.	FAA Launch Site Operator License -A license issued by the FAA authorizing the holder to operate a launch site and support launch operations.

K.

Force Majeure—The actual period of any delay caused by any legal challenges or defenses (whether as a court of law or administratively, beyond such party’s control) to the actions taken or to be taken by such party in connection with this Agreement, strike or labor dispute, unavailability of materials, extraordinarily severe weather conditions, riot or other civil disorder and other acts of God or other cause beyond a Party’s reasonable control, including government non-appropriation, acts of Governmental Authority (apart from VCSFA), and the delay in receiving approvals related to ITAR not caused by any act or omission of VCSFA. Changes in economic, business or competitive conditions are not Force Majeure conditions.

L.

Governmental Authority—The government of the United States of America or any other nation or any political subdivision thereof, whether state, province or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

M.	Launch—Intentional ignition followed by Lift-off.

N.	Launch Failure—Lift-off of the Electron launch vehicle where such launch vehicle does not reach its intended altitude or orbit.

O.

LC-2 – The launch facility including structures, mechanisms, fluid and propellant loading systems, instrumentation & control systems, RF telemetry, tracking and command, electrical and power systems, and, all associated infrastructure on Wallops Island built, tailored or utilized by Rocket Lab for an Electron Mission and generally known as LC-2.

P.

Law - Any law (federal, state or local), statute, code, building code, ordinance, rule, regulation, order, judgment, decree, injunction, legally binding directive, or requirement or any similar form of legally binding decision, or determination or administration of any of the foregoing by any Governmental Authority.

Q.	Lift-off - The physical separation of the launch vehicle from the ground support equipment following intentional ignition due to the launch vehicle rising under its own power.

R.	MARS Site—Those facilities subject to or described in the NASA Agreement or VCSFA’s FAA Launch Site Operator License and includes, without limitation, the facilities described in Exhibit A.

S.	NASA - The United States National Aeronautics and Space Administration.

T.

NASA Agreement - The Reimbursable Space Act Agreement between the United States National Aeronautics and Space Administration and the Virginia Commercial Space Flight Authority for Support to the Development and Operation of a Commercial Spaceport at the Goddard Space Flight Center, Wallops Flight Facility, Wallops Island Virginia April 7, 2007.

U.

Person - Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or Governmental Authority or other entity organized or existing under the laws of any state or any nation.

V.

Statement of Work – A mutually agreed document executed by the Parties authorized Representatives, which refers to this Agreement and is expressly subject to the terms and conditions of this Agreement, and which describes at least the launch support services referenced hereunder. A first Statement of Work may be appended hereto as Attachment 1 and executed as of the date of this Agreement.

W.

VCSFA Facilities - The launch pad improvements and integral support equipment, generally identified as LC-2 and Pad 0A systems required for LC-2 operations at the NASA WFF and which site is made available to VCSFA subject to the terms and conditions of the NASA Agreement and the Facility Use Annex to the Facility Access and Support Subagreement for Launch Area OA, between VCSFA and NASA, first effective June 23, 2005.

III.	SUPPORT OF ROCKET LAB LAUNCH ACTIVITIES

A.

Rocket Lab shall obtain and comply with the terms of the FAA Launch License required for, or in connection with, Rocket Lab’s performance of this Agreement or an agreement with any of its customers or customers of VCSFA.

B.	Scope of Services.

1.

During the term of this Agreement, subject to the terms and conditions herein, VCSFA shall provide Rocket Lab all services incidental to VCSFA’s operations at LC-2 that may be required by Rocket Lab to support an Electron Mission, as provided herein, including:

a.	LC-2 access and use as needed to perform the Electron Mission;

b.	maintenance of the VCSFA Facilities;

c.	launch support detailed in the Statement of Work;

d.	logistics support;

e.	range instrumentation and safety; and

f.

procuring and coordinating all NASA support required for each Electron Mission (all such support and services listed above and described herein and, in any attachments, hereto, the “Launch Support Services”).

2.	The general performance requirements of the Launch Support Services are set forth in the Statement of Work which is incorporated by reference herein and made a part of this Agreement

3.	The VCSFA Facilities configuration shall be documented and maintained by VCSFA. Changes to the configuration must be approved by the MARS Configuration Control Board (“CCB”).

C.	Price for Launch Support Services. […***…]

[…***…]:

1.	[…***…]; and

2.	[…***…].

D.

Requests for Support. For a specified Electron mission for which Launch Support Services are needed, Rocket Lab will issue to VCSFA a Request for Support ordering such Launch Support Services. In issuing Requests for Support under this Agreement, the following ordering procedures will apply:

1.	Requests for Support will be issued in writing by Rocket Lab to VCSFA up to Ninety (90) days prior to the Earliest Need Date but no later than Sixty (60) days in advance.

2.	Requests for Support will:

a.	Identify the Earliest Need Date;

b.	Set forth the estimated milestone payment schedule for the Launch Support Fee, consistent with the schedule provided in Section XI(A) below;

c.

Set forth any specific technical requirements relating to the applicable Electron Mission necessary for VCSFA to properly perform the Launch Support Services, such requirements to be specified in a mission specific Operation Requirements Document (“ORD”); and

d.	Specify only technical requirements that are within the scope of the Statement of Work and ORD.

3.	Requests for Support may be modified by Rocket Lab in the same manner as they are issued, but within the time frame noted in III.D.l above.

4.	VCSFA will acknowledge receipt of the Request for Support within ten (10) business days after receipt.

5.	[…***…].

6.	This ordering clause in no way obligates Rocket Lab to issue Requests for Support under this Agreement.

E.	Mission Specific Annex. Not later than thirty (30) days following delivery of a Request for Support, VCSFA shall provide to Rocket Lab a Mission Specific Annex (“MSA”) that identifies:

1.	A plan for performance of the specific Launch Support Services necessary for the applicable Electron Mission;

2.	[…***…]; and

3.	Estimated date of commencement of the Launch Support Services, and a proposed schedule of performance of the support to be provided by VCSFA and NASA.

F.

Following receipt of the MSA by Rocket Lab, the Parties shall in good faith finalize the technical requirements of the Launch Support Services and the NASA support to be provided in connection with the Electron Mission, the schedule for performance of such Launch Support Services and NASA support. Upon written acceptance of the MSA by Rocket Lab, VCSFA shall immediately proceed with all activities necessary to perform the Launch Support Services and related work in cooperation with Rocket Lab and NASA, in accordance with the terms hereof.

G.	Delays and Stop Work.

1.

The time of performance is an essential element of this Agreement. VCSFA shall strictly adhere to the completion schedule agreed to in the MSA. In the event of any anticipated or actual delay, VCSFA shall: (i) promptly notify Rocket Lab in writing of the reasons for the delay and the actions being taken to overcome or minimize the delay (receipt of such notification shall not be construed as a waiver by Rocket Lab of the agreed performance schedule or any rights or remedies provided by law or this Agreement); and (ii) provide Rocket Lab with a written recovery schedule. If VCSFA fails to perform promptly as required by this Agreement or if Rocket Lab is not satisfied with VCSFA’s written recovery schedule, Rocket Lab may, in addition to other remedies available at law including seeking compensation for resulting damages, terminate this Agreement in accordance with its terms.

2.

VCSFA may require Rocket Lab to stop all, or any part, of the Launch Support Services for a period of time determined by VCSFA to be appropriate for the convenience of VCSFA. Upon receipt of a notice to stop work, Rocket Lab shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of additional costs during the period of work stoppage.

K.	Contract Direction; Amendments

1.

The Authorized Procurement Representatives designated below are the only persons who shall have the authority to bind the party they represent. Authority to make or direct any changes whatsoever to this Agreement rests solely with the Rocket Lab Authorized Procurement Representatives listed below. Except as otherwise provided herein, no amendment or modification of this Agreement shall be valid or binding upon either party unless it is set forth in a written instrument signed by an Authorized Procurement Representative of both Rocket Lab and VCSFA.

ROCKET LAB USA, Inc Authorized Procurement Representatives:

Name:

Title

E-mail

Address

Peter Beck	CEO
Shaun D’Mello	VP Launch

VCSFA Authorized Procurement Representatives:

Name:	Title	E-Mail Address

Dale K. Nash    CEO & Executive Director

Sean Mulligan  COO & MARS Director

2. Additionally, the following individuals are authorized to communicate directly with their technical counterparts to resolve technical problems, schedule status and overall program progress only (each a “Lead Contact”). In addition, such Lead Contacts may designate other persons to support such technical interaction. Notwithstanding the foregoing, any communication and/or direction provided by the below listed Lead Contacts shall not modify the Statement of Work, any other requirements or specifications documents, or the express provisions of this Agreement.

ROCKET LAB:

Name:	Title
Shaun D’Mello	VP Launch

TBD	Launch Complex – 2 Director/Manager

VCSFA:
Name:
Aaron Kuipers
Title
Operations Manager, Mid-Atlantic Regional Spaceport

IV.	LC-2 ACCESS, USE, AND PRIORITY

A.	Subject to the terms and conditions herein, use of LC-2 will be provided to Rocket Lab on a priority basis as expressly described herein, subject to the limitations specified in this Article IV.

B.

Rocket Lab will have priority to LC-2 facilities, and the support equipment located at Pad 0A that supports LC-2, with exception to periods of time that preclude access to LC-2 due to national security and NASA International Space Station re-supply missions via Antares launch operations from Pad 0A. Antares missions will take priority over Electron missions, but NGIS is obligated to work in good faith with VCSFA and other Launch Service Provider customers to minimize and deconflict launch schedule impacts from competing operations with Electron missions. Notwithstanding, VCSFA agrees that should an Electron mission have a national security payload that requires priority launch at LC-2 that VCSFA shall work with other Launch Service Provider to ensure a priority launch scheduling. Further, VCSFA agrees that it will not grant any other commercial launch provider with a higher priority than an Electron mission other than as specified in this Section IV.B.

C.	VCSFA shall permit Rocket Lab to leave any support and test equipment and supplies necessary for the performance of Electron Missions at LC-2 for the entire Term.

D.

At any time, if Rocket Lab’s launch schedule should change, Rocket Lab shall retain launch schedule priority at LC-2 consistent with NASA and VCSFA priorities identified in Section IV.B. VCSFA shall ensure that any agreements it may enter into with another customer will maintain Rocket Lab’s scheduling priority, provided, however, that in such event, Rocket Lab shall reasonably cooperate with VCSFA, its contractors, and any other customers to minimize any effect of such scheduling change on the affected customer.

E.

VCSFA shall safeguard Rocket Lab equipment and supplies at LC-2 during the entire Term, including those times when another customer is granted temporary occupancy of the VCSFA Facilities. VCSFA shall maintain LC-2 in a ready state to ensure the availability of the launch site for Rocket Lab launch purposes within 60 days of notification of a Rocket Lab launch date.

F.

Rocket Lab shall make all reasonable efforts to ensure that its use of the VCSFA Facilities and associated equipment does not damage the site or equipment so that its use by other entities is not delayed. It is understood that Rocket Lab’s right to use the VCSFA Facilities is subject to Force Majeure events.

H.

VCSFA shall give Rocket Lab prompt prior notice of any meetings between VCSFA and NASA concerning processing and launch operations at LC-2, including meetings relating to individual support agreements in support of Rocket Lab’s Electron launch activities. Unless NASA expressly disapproves of Rocket Lab’s attendance, Rocket Lab shall have the right to attend and participate in such meetings. If Rocket Lab is unable to attend any such meeting, VCSFA shall use its best efforts to reschedule such meeting at a time convenient for Rocket Lab. If requested in writing by Rocket Lab with respect to a meeting with NASA that Rocket Lab was unable to attend, VCSFA will provide to Rocket Lab a reasonably detailed written report of what occurred at such meeting. VCSFA shall provide to Rocket Lab copies of any proposed new NASA rules, procedures or other documents provided by NASA to VCSFA that may affect the work to be performed under this Agreement, and shall permit Rocket Lab to participate with VCSFA in discussing such rules, procedures or other documents with NASA, all subject to NASA’s approval.

I.

Rocket Lab shall give VCSFA prompt prior notice of any meetings to be conducted at WFF between Rocket Lab and NASA concerning processing and launch operations at WFF, including meetings relating to individual support agreements in support of Rocket Lab’s Electron launch activities. Unless NASA expressly disapproves of VCSFA’s attendance, VCSFA shall have the right to attend and participate in such meetings to the extent they relate to or could have an impact upon the processing and launch operations at WFF or the performance of the processing and launch operations work at WFF. If VCSFA is unable to attend any such meeting, Rocket Lab shall use its best efforts to reschedule such meeting at a time convenient for VCSFA. If requested in writing by VCSFA with respect to a meeting with NASA regarding launch operations at WFF that VCSFA was unable to attend, Rocket Lab will provide to VCSFA a reasonably detailed written report of what occurred at such meeting. Rocket Lab shall provide to VCSFA copies of any proposed new NASA rules, procedures or other documents provided by NASA to Rocket Lab that may affect the work to be performed under this Agreement, and shall permit VCSFA to participate with Rocket Lab in discussing such rules, procedures or other documents with NASA, all subject to NASA’s approval.

J.

The Parties acknowledge that all scheduled use of the WFF is subject to NASA approval. The Parties will act in good faith and act to minimize scheduling and support conflicts that could adversely affect Rocket Lab. Rocket Lab shall at all times during the term of the Agreement have right of first use of LC-2 subject to the terms and conditions herein. Third-party, non-governmental use of LC-2, including any schedule for such use, shall be subject to Rocket Lab approval, as described above, so that Rocket Lab might ensure its right of first use, which approval shall not be unreasonably withheld or delayed.

K.

VCSFA shall provide LC-2 and/or launch services to Rocket Lab in accordance with applicable VCSFA policies and procedures; it is the Parties’ intent to accord Rocket Lab as high a degree of stability as reasonably possible in conducting its business. In cases of potential conflict between VCSFA’s and Rocket Lab ‘s activities at the VCSFA Facilities, the following rules shall apply:

1.	VCSFA shall use its best efforts to ensure that Rocket Lab operations have scheduling priority over LC-2, to the extent under its control and subject to the terms and conditions herein.

2.

The Parties shall provide prompt notice to each other concerning potential use of the LC-2 by Rocket Lab or by governmental parties other than Rocket Lab, consistent with the requirements stated above in this Article IV.

3.

VCSFA and Rocket Lab acknowledge and agree that certain governmental activities at WFF may prevent or condition access to all or portions of LC-2 from time-to-time. However, to the extent VCSFA has notice of such activities and to the extent under its control, VCSFA shall use its best efforts notify Rocket Lab of its conditional access or non-access and to coordinate such governmental activities with Rocket Lab in advance, except, for example, in emergency situations, so that Rocket Lab may adjust its schedule to minimize the impact of such interruption.

4.

The U.S. Department of Defense and NASA shall have priority in the use of launch property and/or launch services to meet U.S. national security needs. The decision to assert any such right of first priority shall be in accordance with section 70109 of the CSLA (50 U.S.C. § 50910), as applicable.

L.	NASA or VCSFA Property

1.

To the extent under VCSFA control, Rocket Lab may inspect, prior to use, NASA or VCSFA property at LC-2 that is to be used in the performance of this Agreement and determine whether to undertake any repair or modification of such property in accordance with this Section L, as permitted by Article XII.

2.

Neither Rocket Lab nor any of its Affiliates, customers, contractors or subcontractors shall repair or modify NASA or VCSFA property without the prior written permission of VCSFA or NASA or VCSFA’s or NASA ‘s designee, as applicable. Any repair or modification of such property shall be at no cost to VCSFA or NASA, as applicable, and shall not affect title to such property.

M.	Rocket Lab Property

1.

To the extent that third party launch activities take place at LC-2 and involve use of any Rocket Lab Assets, Rocket Lab shall receive cost coverage and additional economic consideration if applicable as mutually agreed between VCSFA and Rocket Lab, in the form of direct cash payments or credits against Rocket Lab amounts owed to or to be owed to VCSFA. Such use of Rocket Lab Assets shall be conditioned upon Rocket Lab’s prior written consent, in its sole discretion.

V.	ALLOCATION OF RISKS, INSURANCE, INDEMNIFICATION AND LIMITATION OF LIABILITY

A.	Interparty Waiver of Liability

VCSFA and Rocket Lab agree to a comprehensive, no-fault, no subrogation interparty waiver of liability to which each Party agrees to be responsible for any damages it sustains as a result of damage to its own property and injury to its own employees, including death, involved in launch operations in or around WFF or the MARS Site, which damage is caused by either VCSFA, Rocket Lab any other party involved in launch operations at WFF or MARS and whether such damage arises through negligence or otherwise, except in the case of willful misconduct. It is the intent of the Parties that this interparty waiver of liability be construed broadly to achieve the intended objectives. The Parties further agree that if they enter into an agreement with a third party involved in launch operations to provide goods or services that necessitate the presence of such third party at WFF or the MARS Site, VCSFA or Rocket Lab, as the case may be, acknowledge and agree that such third party shall be required to agree to a no-fault, no-subrogation interparty waiver of liability and indemnity for damages it sustains, identical to the Parties’ waiver of liability set forth in this Article V. A Party may request the other Party to provide it a copy of such waiver of claims agreed to by the third party.

B.	Insurance

1.	FAA Licensed Launch Activities

Rocket Lab, at no cost to VCSFA, shall obtain, or cause to be obtained, insurance with terms, amounts, and exclusions or policy limitations consistent with the requirements of Title 14 CFR, Chapter Ill, Subchapter C, Part 440 to cover third party claims and damage to U.S. Government property arising from licensed launch activities as defined in the FAA Launch License. The amount of insurance obtained by Rocket Lab shall be no less than the FAA established Maximum Probable Loss amount set forth in the FAA Launch License (the “MPL”). In addition to the MPL limits required for third party liability and for U.S. Government property in the FAA Launch License, Rocket Lab shall, at no cost to VCSFA, maintain insurance in amounts to cover loss of or damage to Commonwealth of Virginia facilities or property located at the Wallops Flight Facility (including without limitation, the facilities as identified in Exhibit A) collectively, the “Assets’ that arise from Rocket Lab’s licensed launch activities. Such insurance shall be in the amount equivalent to the MPL or as otherwise agreed between the Parties. The Parties agree that said insurance shall be in accordance with the terms, exclusions, and policy limitations permitted under Title 14 CFR, Chapter Ill, Subchapter C, Part 440.

2.	Non-Launch Activities (other than FAA Licensed Launch Activities)

Rocket Lab, at no cost to VCSFA, shall obtain, or cause to be obtained, and maintain commercial general liability insurance in a minimum amount of at least […***…] coverage for activities other than licensed launch activities, with VCSFA named as an additional insured; in addition, Rocket Lab shall obtain or cause to be obtained, and maintain property and related insurance coverage for the MARS Site facilities and property and U.S. Government facilities and property in a minimum amount acceptable to VCSFA and the U.S. Government from loss or damage that does not arise from licensed launch activities, in both events, with such “licensed launch activities” as defined under applicable FAA regulations.

3.	Rocket Lab, at no cost to VCSFA, shall obtain or cause to be obtained, the insurance required by the FAA Launch Operator License and shall make VCSFA an additional insured on any such insurance.

4.	At either Party’s request, Rocket Lab or VCSFA, as the case may be, shall provide to the other a copy of a certificate of insurance for each insurance required by this Agreement.

5.

With respect to each of the insurance policies required under this Agreement, Rocket Lab and VCSFA, as applicable, shall require its insurer to provide the other Party or its designee written notice at least thirty (30) calendar days before cancellation of such policy or of a material change in policy coverage that would be adverse to the interests of the other Party.

6.

The extent of either Party’s responsibilities under this Agreement for damage or liability shall not be reduced or eliminated by amounts that are within the deductible amounts of such Party’s insurance policies.

7.	VCSFA and Rocket Lab agree to cooperate in connection with obtaining or maintaining any of the insurance required by this Agreement or with the filing of any claim under any such insurance.

8.

To the extent that the VCSFA Facilities are used by non-governmental third parties for non-Electron related activities, VCSFA shall require that such activities be covered by one or more insurance policies to be obtained and maintained by those third-party users of the VCSFA Facilities at no cost to Rocket Lab and on terms and conditions and in amounts mutually agreeable to VCSFA and Rocket Lab and be approved by Rocket Lab in writing. In addition, such third-party users of the VCSFA Facilities shall indemnify VCSFA and Rocket Lab against any claims arising from damage to or loss of the VCSFA Facilities caused by such other third-party users.

9.	VCSFA agrees to reasonably assist Rocket Lab in obtaining insurance described herein by providing all documentation as required by Rocket Lab’s insurance broker.

C.	Indemnification by the U.S. Government

1.

The Parties recognize that under the CSLA and subject thereto, the Secretary of Transportation shall, to the extent provided in advance in appropriations acts or other legislative authority, provide for the payment by the United States Government of successful claims (including reasonable expenses of litigation or settlement) of a third party resulting from activities carried out pursuant to a license issued or transferred under the CSLA for death, bodily injury, or loss of or damage to property resulting from activities carried out under the license, but only to the extent that the aggregate of such successful claims arising out of the Launch:

(a)	is in excess of the amount of insurance or demonstration of financial responsibility required of a Party under its license issued pursuant to the CSLA; and

(b)

is not in excess of the level that is $1,500,000,000 (plus any additional sums necessary to reflect inflation occurring after January 1, 1989) above the required amount of insurance or demonstration of financial responsibility required by the CSLA.

2.

Neither Party makes any representation or warranty that any payment of claims by the United States Government will be available pursuant to the CSLA. Each Party’s sole obligation is the good faith effort to obtain such payment as may be available from the United States Government in accordance with the CSLA.

3.

In the event that Rocket Lab proposes a non-CSLA launch under this Agreement in which the United States Government may provide indemnification under Pub. Law 85-804, or requests any other non-CSLA launch, then the Parties shall amend this Agreement to extend indemnification to VCSFA and/or otherwise provide insurance protecting the Assets U.S. Government facilities and property in a manner no less than would be protected under Article V.B.1 for a CSLA launch.

D.	Limitation of Liability

TO THE EXTENT PERMITTED BY LAW, NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY OR ITS AFFILIATES, NOR ITS OR THEIR DIRECTORS, MEMBERS, OFFICERS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, WILL BE LIABLE TO ANY OTHER PARTY, FOR CLAIMS OF PUNITIVE, SPECIAL, EXEMPLARY, TREBLE, INCIDENTAL,

INDIRECT OR CONSEQUENTIAL DAMAGES, CONNECTED WITH OR RESULTING FROM ANY PERFORMANCE OR LACK OF PERFORMANCE UNDER THIS AGREEMENT, REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

VI.	OPERATION OF THE LAUNCH SITE AND LAUNCH RANGE SAFETY AND SECURITY

A.	Operation of the Launch Site

1.	To the extent required by the U.S. Government, VCSFA shall maintain an FAA Launch Site Operator License authorizing it to operate the launch site described in this Agreement.

2.

VCSFA’s failure to maintain such FAA Launch Site Operator License according to Article VI.A. I for launch operations contemplated under this Agreement shall be deemed a material breach of this Agreement.

B.	Launch Range Safety and Security

1.

Rocket Lab shall comply with the applicable requirements and provisions of the applicable NASA and VCSFA launch range safety documents and the requirements of the FAA Launch License with respect to safety and security at WFF. These documents may be tailored for Rocket Lab’s program in accordance with specific written concurrence of NASA. All Rocket Lab launch vehicles shall incorporate a flight termination system that is consistent with applicable NASA range and FAA safety requirements. Specific waivers with documented justification may be granted by NASA, the FAA or their designee while performing within the boundaries of the WFF.

2.

LC-2 Safety oversight is provided by MARS Safety within the confines of LC-2. All hazards within the confines of LC-2 are managed in accordance with OSHA standards and hazardous operations are coordinated with WFF Safety organization. All VCSFA customers are held to the requirements set forth by the MARS Site Safety and Health Plan.

3.

Rocket Lab shall submit all operating and contingency procedures to the NASA Range Safety Office, as required for hazards that are created that extend outside of VCSFA facilities, which is responsible for approving those hazardous operating procedures. Copies of all procedures will be provided to VCSFA concurrently with the NASA submittal and VCSFA shall assist with coordinating NASA Range Safety Office review as required by Rocket Lab. As modifications are implemented on Rocket Lab’s launch vehicle, Rocket Lab will ensure that NASA Range Safety requirements will be adhered to or waivers will be secured from NASA Range Safety.

4.

Rocket Lab shall comply with regulations, range safety requirements and other requirements relating to occupational safety and health, the handling and storage of hazardous materials, and the proper generation, handling, accumulation, treatment, storage, disposal, and transportation of hazardous materials, substances, and wastes.

5.

Rocket Lab agrees to support VCSFA in any accident, security incident, or environmental incident investigation, including providing access to all pertinent documents and personnel who may have relevant information.

C.

Launch Failure and Anomaly Investigation. Should there be a Launch Failure of an Electron Mission, Rocket Lab shall fully cooperate with VCSFA and NASA in the investigation of the failure or anomaly per industry standards and subject to any government authorizations. VCSFA consents to the provision of any and all information related to the failure. VCSFA shall absorb its cost of cooperating in any failure or anomaly investigation.

VII.	LAUNCH RANGE MAINTENANCE

A.	VCSFA shall develop a maintenance program and provide maintenance for the VCSFA Facilities. VCSFA-provided maintenance shall include:

1.

Maintenance, as recommended by the individual manufacturers, for each major component in each LC-2 system, as set forth in such manufacturers’ operation and maintenance (O&M) documentation. In addition, VCSFA shall provide specific maintenance to meet the standards of NASA or any certification agent, or as may be reasonably requested by Rocket Lab to meet Rocket Lab’s operational requirements.

2.

Maintenance procedures for all hardware associated with the Electron program shall be available for review by Rocket Lab. The maintenance procedures shall be written in a manner consistent with the O&M documentation from the applicable manufacturers. VCSFA shall maintain maintenance logs and records and provide access to those records to Rocket Lab.

3.

VCSFA shall provide Rocket Lab access to System Test Procedures for the performance of end-to-end system level testing for each system on LC-2. Modification of system test procedures shall be subject to the MARS CCB review process.

4.	VCSFA shall test each system on LC-2 a minimum frequency no less than that required by NASA or any certification agent, and to support requirement of an Electron Mission.

5.	Rocket Lab personnel shall have the opportunity to participate in the testing and maintenance of all assets on or associated with LC-2.

6.

All anomalies and non-conformances discovered as a result of maintenance or testing shall be documented and submitted to Rocket Lab for review and proposals for disposition of such anomalies and non-conformances shall be available to Rocket Lab for review upon request prior to disposition.

B.	VCSFA shall be responsible for the payment of invoices of all of its contractors’ costs associated with maintenance and system testing of LC-2.

VIII.	INTELLECTUAL PROPERTY

Each Party shall retain all right, title and interest (collectively, “rights”) in any patent, patent application, trade secret, know-how and other intellectual property that was developed independently of this Agreement, and no license grant or assignment, express or implied, by estoppel or otherwise, is intended by, or shall be inferred from, this Agreement.

IX.	CONFIDENTIALITY

A.

To the extent that the work under this Agreement requires that one party (the “Receiving Party”) be given access to confidential or proprietary business, technical, or financial information belonging to the other party (the “Disclosing Party”), the Receiving Party shall, after receipt thereof, treat such information as confidential and agree not to appropriate such information for its own use or to disclose such information to third parties unless specifically authorized in writing by the Disclosing Party. The foregoing obligations, however, shall not apply to:

1.	Information that, at the time of receipt by the Receiving Party, is in the public domain;

2.	Information that is published after receipt thereof by the Receiving Party or otherwise becomes part of the public domain through no fault of the Receiving Party;

3.	Information that the Receiving Party can demonstrate was in his possession at the time of receipt thereof and was not acquired from the Disclosing Party;

4.	Information which the Receiving Party can demonstrate was received by it from a third party who did not require the Receiving Party to hold it in confidence; and

5.	Information developed independently by the Receiving Party without the use of or reliance upon Disclosing Party’s confidential information.

B.

The Receiving Party shall exercise the same degree of care it exercises to protect its own proprietary information, but not less than a reasonable degree of care. A Party shall immediately advise the other Party in writing of any misappropriation, misuse or unauthorized disclosure of which it is aware by any individual or entity of the Proprietary Information.

C.

The Receiving Party shall obtain the written agreement, in a form satisfactory to the Parties, of each individual permitted access, whereby the individual agrees that he or she will not discuss, divulge or disclose any information or data protected by this clause to any person or entity except those persons within the Receiving Party’s organization directly concerned with the performance of the Agreement.

D.	Any restrictive markings or legends displayed on information or data protected by this clause shall be retained on any reproduction of such information or data in whole or in part.

E.	Each Party shall ensure that all lower tier contracts and agreements relating to this LSA shall contain substantially similar confidentiality requirements.

F.

The terms of this Article IX shall survive the termination of this Agreement for a period of five (5) years from the date of such termination; provided, however, each Party agrees that if it has been provided, in connection with this Agreement, an agreement that itself contains a confidentiality provision that remains in effect following such five (5) year period, the Party will comply with the requirements of such surviving confidentiality provision as if the Party were a party to such agreement, with respect to the information contained in such agreement and that was provided to the Party in connection with that agreement, until such confidentiality provision itself no longer has force or effect. The parties recognize that VCSFA is a political subdivision of the Commonwealth of Virginia and is thereby bound to compliance with such laws as the Virginia Freedom of Information Act, §§ 2.2-3700 et seq. of the Code of Virginia 1950, as amended, and the Virginia Public Records Act, §§ 42.1-76 et seq. of the Code of Virginia 1950, as amended. Accordingly, the terms of this Article IX shall operate as to VCSFA only to the extent allowed by law.

G.

In addition to the foregoing, the Parties agree that this Agreement constitutes a record of the VCSFA and Rocket Lab that contains information subject to Code of Virginia Section 2.2-3705-6 24.a. and b. and that Rocket Lab upon execution of this Agreement, Rocket Lab shall make a written request under such Section, and VCSFA shall make the written determination required by such Section prior to any decision whether to publicly disclose this Agreement. During the term of this Agreement, if VCSFA receives a request for disclosure of any Rocket Lab information, then VCSFA shall promptly notify Rocket Lab of such request in advance of any such intended disclosure.

X.	DISPUTE RESOLUTION

A.	Process and Escalation Procedures

The Parties shall, in good faith, attempt to resolve any dispute arising under or relating to this Agreement or the breach thereof, including any dispute concerning the validity, scope or enforceability of this provision, directly with each other, and if necessary, through negotiation, and if necessary, through mediation, as provided below. However, nothing in this Article X shall be construed as restricting any claims, any legal action, or any attempts to enforce any rights or remedies under this Agreement (including termination), at law or in equity.

B.	Negotiation

In the event of any controversy or claim arising out of or relating to this Agreement or the breach thereof, the Parties shall use commercially reasonable efforts to settle such controversy or claim through negotiation with one another in good faith. Any dispute arising hereunder that is not settled within a period of 30 days shall be referred to the Parties’ designated respective senior management. If such senior management cannot satisfactorily settle the dispute within 60 days, then either party may, by notice to the other party, demand mediation as provided below.

C.	Mediation

The Parties agree that any dispute that cannot be settled through negotiation as provided above may be submitted to non-binding mediation administered by the American Arbitration Association under its Commercial Mediation Procedures. The mediation shall be conducted in Virginia at a location to be agreed by the Parties.

XI.	PAYMENT OBLIGATIONS

A.

Payment of the Launch Support Fee per Electron Mission shall be paid by Rocket Lab to VCSFA upon satisfactory completion of each of the milestones listed below. VCSFA shall submit invoices to Rocket Lab upon completion of each milestone. […***…].

[…***…]

1.

Rocket Lab shall pay all such proper invoices promptly following receipt and approval of a valid invoice. Payment shall be deemed to have been made as of the date of mailing of Rocket Lab’s payment or electronic funds transfer.

2.	Each payment made shall be subject to reduction to the extent of amounts which are not properly payable and shall also be subject to reduction for overpayments.

3.	VCSFA shall promptly notify Rocket Lab of any such overpayments found by VCSFA.

4.

Rocket Lab’s obligation to make the final milestone payment under this Agreement for an Electron mission shall be conditioned upon receipt of a duly executed release by VCSFA, effective upon receipt of such payment, and discharging Rocket Lab of and from any further liabilities or obligations for payment of such Launch Support Fee under this Agreement and relating to such Electron Mission.

B.	[…***…].

C.

The Launch Support Fee shall be paid by Rocket Lab to VCSFA even if a launch results in a Launch Failure. Any Launch of a Covered Mission, including a Launch Failure shall be deemed a completed Covered Mission.

D.

In the event of a failure to Launch or a Launch Failure due to a process escape caused by VCSFA, or an act or omission of VCSFA, then Rocket Lab shall have no obligation for payment of any portion of the Launch Support Fee for such Electron Mission.

E.	[…***…].

F.	[…***…].

G.	[…***…].

1.	[…***…].

2.	[…***…].

3.	[…***…].

H.	[…***…]:

1.	[…***…].

2.	[…***…].

3.	[…***…].

4.	[…***…]:

(a)	[…***…].

(b)	[…***…].

(c)	[…***…].

5.	[…***…]

(a)	[…***…].

(b)	[…***…].

(c)	[…***…].

(d)	[…***…].

6.	[…***…].

7.	[…***…].

XII.	EVENTS OF DEFAULT AND TERMINATION

A.	Construction Management Agreement. This Agreement shall automatically terminate in the event that the Construction Management Agreement is terminated prior to completion of LC-2.

B.	Events of Default. The occurrence and continuation of any of the following events at any time during the term of the Agreement will constitute an Event of Default of a Party:

1.

Failure of Performance. It shall be an Event of Default if a Party fails in any material respect to perform or comply with any obligation in this Agreement, and such failure is not remedied within thirty (30) days after receipt of written notice from the non - defaulting Party; provided, however, if such default cannot with diligence be cured within such thirty (30) day period but such Party commences to cure such default within such thirty (30) day period and thereafter is continually prosecuting such cure diligently toward completion, then the cure period shall be extended for an additional period of up to sixty (60) days.

2.

Bankruptcy. It shall be an Event of Default if Rocket Lab is adjudicated as bankrupt, becomes insolvent, enters into an arrangement or composition with Rocket Lab’s creditors, suffers permanent or temporary court-appointed receivership of substantially all of Rocket Lab’s property, makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition or suffers the filing of an involuntary bankruptcy petition that is not dismissed within thirty (30) days after filing.

C.

Non-appropriation of funds for VCSFA shall not be deemed an Event of Default. Except as provided for herein, all obligations of VCSFA under this Agreement are contingent upon and subject to the availability of funds for the performance of such obligations from the appropriation and budgeting by the Commonwealth of Virginia or other VCSFA funding sources eligible for funding the operation of VCSFA, except for funding from a VCSFA customer necessary for use in supporting such customer’s requirements at the MARS Site. If VCSFA fails to perform an obligation under this Agreement as a result of the non-appropriation of funds in any fiscal year for the purpose of VCSFA’s performance under this Agreement and the unavailability under the terms of this Agreement of funds from other VCSFA funding sources eligible for funding the operation of VCSFA, except for funding from a VCSFA customer necessary for use in supporting such customer’s requirements at the MARS Site, then VCSFA shall give notice of such to Rocket Lab and Rocket Lab’s remedies shall be the following:

1.

Upon not less than seven (7) days’ notice, terminate this Agreement and be relieved of any obligations under this Agreement and, at Rocket Lab’s sole option, remove or abandon all or any part of the Rocket Lab Assets; or

2.

Without terminating this Agreement, suspend performance of Rocket Lab ‘s obligations here under until funding is again available for VCSFA and VCSFA has begun again to perform its obligations under this Agreement; provided, however, such suspension shall not be for a period longer than one (1) year and at the end of such suspension period Rocket Lab shall have the right to recommence performance of its obligations under this Agreement or to exercise its rights under Paragraph 1 or Paragraph 2, above, at Rocket Lab’s sole discretion.

D.	Rights and Remedies.

1.

Default by Rocket Lab. Upon the occurrence and during the continuation and non-cure of an Event of Default by Rocket Lab pursuant to Section X11.A.1 , VCSFA shall have the right (a) to terminate this Agreement upon ten (10) days prior written notice to Rocket Lab, and (b) to exercise such other remedies as are available at law or equity.

2.

Default by VCSFA. Upon the occurrence and during the continuation and non-cure of an Event of Default by VCSFA pursuant to Section X11.A.1, Rocket Lab shall have the right (a) to terminate this Agreement upon ten (10) days prior written notice to VCSFA, (b) if such default is a performance default by VCSFA of a nature that can be performed by Rocket Lab, to perform such defaulted action at reasonable cost to VCSFA with justification from Rocket Lab, and (c) to exercise such other remedies as are available at law or equity. VCSFA shall permit Rocket Lab to access any of the VCSFA Facilities and use any equipment there reasonably necessary to perform any obligations of VCSFA as permitted by clause (d), but only at Rocket Lab ‘s sole risk, notwithstanding anything to the contrary.

XIII.	REPRESENTATIONS AND WARRANTIES

A.	By Rocket Lab. Rocket Lab represents and warrants to VCSFA that:

1.

It is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware, and has full power and authority to own its own properties and to carry on its business as it is now being conducted;

2.	It has the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated by this Agreement;

3.

The execution and delivery of this Agreement by Rocket Lab and the carrying out by Rocket Lab of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action, as applicable, and this Agreement has been duly executed and delivered by Rocket Lab and constitutes the legal, valid and binding obligation of Rocket Lab, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws now or hereafter in effect affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

4.

None of the execution, delivery and performance by Rocket Lab of this Agreement conflicts with or will result in a breach or violation of any Law, contract or instrument to which Rocket Lab is a party or is bound;

5.

There are no legal or arbitral proceedings by or before any Governmental Authority, now pending or to the knowledge of Rocket Lab threatened, that if adversely determined could have a material adverse effect on Rocket Lab’s ability to perform its obligations under this Agreement.

6.

Rocket Lab represents, certifies, and warrants compliance with the following: (a) State and Local Government Conflict of Interests Act; and (b) the Virginia Government Frauds Act. In the event Rocket Lab encounters any noncompliance during this Agreement, or any extension thereof, it will advise VCSFA in writing immediately.

B.	By VCSFA. VCSFA represents and warrants to Rocket Lab that:

1.

VCSFA is a political subdivision of the Commonwealth of Virginia that is duly formed and validly existing, and has full power and authority to own its own properties and to carry on its business as it is now being conducted,

2.	VCSFA has the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby;

3.

The execution and delivery of this Agreement by VCSFA constitutes the legal, valid and binding obligation of VCSFA, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws now or hereafter in effect affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

4.	None of the execution, delivery and performance by VCSFA of this Agreement conflicts with or will result in a breach or violation of any contract or instrument to which VCSFA is a party or is bound;

5.

There are no legal or arbitral proceedings by or before any Governmental Authority, now pending or (to the knowledge of VCSFA) threatened, that if adversely determined could have a material adverse effect on VCSFA’s ability to perform its obligations under this Agreement;

6.	The MARS Site is in compliance with all applicable Laws (to the knowledge of VCSFA) and within the past three (3) years VCSFA has received no notice of any violation of Laws with respect thereto; and

7.	VCSFA has entered into no contracts or agreements that are inconsistent with the terms of this Agreement or that would impair or interfere with Rocket Lab ‘s rights hereunder.

XIV.	GOVERNING LAW, JURISDICTION AND VENUE

This Agreement shall be governed by and interpreted in accordance with the Laws of the Commonwealth of Virginia, without regard to conflicts of law principles. Each Party consents and submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of any Virginia state court sitting in the City of Richmond, and hereby irrevocably and unconditionally agrees that any claims in respect of any such action or proceeding may be heard and determined in the courts of such jurisdiction and waives any objection to that choice of forum based on venue or to the effect that the forum is not convenient.

XV.	SALE, TRANSFER OR ASSIGNMENT OF ASSETS, RIGHTS AND RESPONSIBILITIES

A.

Except as otherwise provided herein, Rocket Lab shall not assign any part of its rights or responsibilities under this Agreement without the prior written consent of VCSFA, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing and without the consent of VCSFA, Rocket Lab shall have the right to assign this Agreement to an Affiliate of Rocket Lab, to a Person with whom Rocket Lab or such Affiliate merges, or to a Person who acquires all or substantially all of the stock or assets of Rocket Lab or such Affiliate.

B.	VCSFA shall not assign or otherwise transfer this Agreement to any Person other than an Affiliate of VCSFA or to an agency of the United States Government.

C.	Except as permitted herein, any assignment or transfer contrary to this Article by either Party shall be void.

XVI.	COMPLIANCE WITH LAWS

A.	General Compliance with Laws

By entering into this Agreement, the Parties specifically intend to comply with all applicable laws, rules and regulations. Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business. In the event that any part of this Agreement is determined to violate federal, state, or local laws, rules, or regulations, the Parties agree to negotiate in good faith revisions to the provision or provisions which are in violation. In the event the Parties are unable to agree to new or modified terms as required to bring the entire Agreement into compliance, either Party may terminate this Agreement on sixty (60) days written notice to the other Party.

B.	Compliance with U.S. Export Requirements

All exchange of technical data and information required pursuant to this Agreement shall be subject to all laws, rules and regulations of the United States regarding export and re-export, including the International Traffic in Arms Regulations administered by the U.S. State Department and the Export Administration Regulations administered by the U.S. Commerce Department. VCSFA and Rocket Lab shall comply with these regulations fully and at all times and shall cooperate in obtaining any U.S. government export licenses or other approvals that may be needed for the performance of this Agreement or the launch services.

XVII.	EFFECTIVE DATE AND LENGTH OF AGREEMENT

This Agreement shall enter into force and effect on the day and year of the latest signature and shall continue in effect for a ten (10) year period (“Term”). Neither Party shall have the ability to terminate the Agreement except as otherwise provided in this Agreement during the first (5) years of the ten (10) year Term. Thereafter, either Party may terminate this Agreement in accordance with the terms contained in this Agreement, and Rocket Lab shall be able to terminate this Agreement for convenience with ninety (90) days written notice to VCFSA. Termination of the NASA Agreement, for any reason, shall terminate this Agreement. Any extension of the Agreement beyond the Term shall be subject to mutual agreement of the Parties.

XVIII.	[…***…]

[…***…].

XIX.	MISCELLANEOUS

A.

Standard of Performance. Rocket Lab and VCSFA will each use reasonable diligence, care and prudence in the performance of its duties hereunder and will devote such time, effort and skills of its employees as are reasonable under the circumstances. VCSFA shall perform the Launch Support Services to the highest industry standards for service of this type and with the degree of care, skill and diligence customarily exercised by professionals providing similar services

B.

Inspection and Oversight. All Launch Support Services performed, and Launch Facilities provided, shall be subject to inspection, oversight and testing, as needed, by Rocket Lab at all times and places during the Term upon reasonable notice, but only to the extent set forth, and more fully described, in the Statement of Work, or required elsewhere in this Agreement. VCSFA shall:

i.	Provide all reasonable facilities and assistance for the safe and convenient performance of these duties;

ii.	Make available to Rocket Lab copies of all specifications, procedures, and related documentation applicable to the Launch Support Services and Facilities; and

iii.

Promptly furnish Rocket Lab with any and all resulting inspection certificates and all relevant documents. No such inspection or testing shall relieve VCSFA of its obligations to furnish and warrant the Launch Support Services and related VCSFA Facilities in accordance with the requirements of this Agreement.

C.	Force Majeure.

The Parties agree that performance of the obligations hereunder is conditioned on the non-occurrence of an event of Force Majeure. Neither Party shall be liable to the other Party for any condition or event of Force Majeure. The Party claiming an event of Force Majeure shall give prompt written notice to the other Party of the its occurrence and shall use reasonable diligence to cure, eliminate or minimize the effects of such event of Force Majeure to the other Party. In the event that an event of Force Majeure lasts longer than six (6) months, the Party not claiming the event of Force Majeure may terminate this Agreement immediately by notice to the other party. Notwithstanding anything contained herein, during the period the event of Force Majeure is occurring, the Exclusivity Period shall be suspended, and the Parties agree that Rocket Lab may launch or enter into a launch services, or launch service support agreement at any location with any other party. Upon the completion of the event of Force Majeure, the Exclusivity Period shall be restored and be operative in accordance to the terms of this Agreement.

D.

VCSFA Authorized Party. Whenever the consent or approval of VCSFA is required under this Agreement, the Chairman of VCSFA and the Chairman’s representatives specifically designated for such purpose, including but not limited to the Executive Director, are authorized to act as necessary to issue such consents and approvals where required under this Agreement, except where such consents and approvals require an act of the Commonwealth of Virginia.

E.

Notices. Any notice given under this Agreement will be in writing and delivered by personal service, or by certified or registered first class mail, return receipt requested, or nationally recognized overnight courier, or by facsimile with a copy, in the case of facsimile, by Federal Express or other nationally recognized overnight courier, to the addresses specified below:

If to Rocket Lab:

Peter Beck

Rocket Lab USA, Inc.

14520 Delta Lane, Suite 101

Huntington Beach, California 92647

With a copy to (which shall not constitute notice):

General Counsel

Rocket Lab USA Inc.

14520 Delta Lane, Suite 101

Huntington Beach, CA 92467

If to VCSFA:

Dale K. Nash

Virginia Commercial Space Flight Authority

4111 Monarch Way, Suite 303

Norfolk, VA 23508

With a copy to (which shall not constitute notice):

M. Bruce Harper, Esq.

Williams Mullen

999 Waterside Drive

Suite 1700

Norfolk, VA 23510

Any notice given under this Agreement in accordance with the provisions of this Section E will be deemed given, in the case of personal delivery, certified or registered first class mail, or nationally recognized overnight courier, on the date such notice is delivered, and in the case of delivery via facsimile, on the date following the date of communication by facsimile. Any Party may change the addresses provided above by notifying the other Party in the manner provided above.

F.

Waiver of Jury Trial. EACH OF ROCKET LAB AND VCSFA HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM BY THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

G.

Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

H.

Amendment. This Agreement may not be modified or amended except in a writing signed on behalf of each Party by its duly authorized representative. The Parties agree and acknowledge that this Agreement creates legal rights and obligations between them even though it contemplates their entry into additional agreements.

I.

Survivability. Article I-F (Other Agreements), Article V (Allocation of Risks, Insurance, Indemnification and Limitation of Liability), Article IX (Confidentiality), Article XII-C (Rights and Remedies), Article XIV (Governing Law, Jurisdiction and Venue), Article XIX-F (Waiver of Jury Trial), and this Article XIX-I (Survivability) shall survive the termination or expiration of this Agreement. In addition, those provisions of this Agreement that relate to the enforcement of rights and obligations accruing before termination or expiration will survive the termination or expiration of this Agreement to the extent necessary to enforce such rights and obligations.

J.

Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement is intended to be solely for the benefit of the Parties and their successors and permitted assignees and is not intended to and will not confer any rights or benefits to the general public or any other third party not a signatory to this Agreement.

K.

Waiver. No right under this Agreement may be waived by a Party, except pursuant to a writing signed by the Party against which enforcement of the waiver is sought. Without limitation, no failure or delay on the part of any Party in exercising any of its rights under this Agreement, no partial exercise by any Party of any of its rights under this Agreement, and no course of dealing among the Parties, will constitute a waiver of the rights of a Party.

L.

Severability. Any provision of this Agreement that will be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the Parties hereby waive any provision of Law that renders any provision of this Agreement prohibited or unenforceable in any respect.

M.	Binding Effect. The terms of this Agreement will be binding upon, and inure to the benefit of, the Parties and their successors and permitted assigns.

N.

Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts shall together constitute but one and the same instrument.

O.

No Waiver of Sovereign Immunity. Notwithstanding anything to contrary, nothing contained herein shall be construed as express or implied waiver of the sovereign immunity of VCSFA or the Commonwealth of Virginia, or a pledge of the full faith and credit of VCSFA or the Commonwealth of Virginia.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the day and year of the latest signature.

VIRGINIA COMMERCIAL SPACE FLIGHT AUTHORITY

By:	/s/ Dale K. Nash

Name:	Dale K. Nash
Title:	CEO & Executive Director
Date:	27 September 2018

ROCKET LAB USA, Inc.

By:	/s/ Peter Beck

Name:	Peter Beck
Title:	CEO
Date:	28 September 2018

ROCKET LAB USA, Inc.

By:	/s/ Shaun D’Mello

Name:	Shaun D’Mello
Title:	VP of Launch Services
Date:	28 September 2018

Exhibit A

MARS Site Facilities

The facilities subject to or described in the NASA Agreement and/or VCSFA’s FAA Launch Site Operator License and includes, without limitation, the facilities described below:

Launch Pad 0A and its associated equipment/systems

Launch Pad 0B and its associated equipment/systems

Pad 0A Fluids Ground Support Equipment Loading System

Pad 0A/0B Office Building, Z-40

LC-2 complex when completed

Exhibit B

Small-Class Launch

Facility

The facilities at the MARS Site and Wallops Flight Facility, including LC-2 at Launch Pad 0A and those that NASA may agree to make available from time to time under individual support agreements or equivalents, and that are intended by the Parties to accommodate the integration, test, processing, and launch of the Electron launch vehicle and its payloads, and other mid-class launch vehicles, including but not limited to:

1.	The VCSFA Facilities: Launch Pad 0A, LC-2, MARS PPF

2.	Wallops Island Road Infrastructure

3.	Wallops Island Utilities and Communications Infrastructure

4.	Range Control Center, E-106

5.	Orbit Administrative D-10

6.	Bay-1 and Bay-2 of W-65 as dedicated bays for Electron Mission payload processing

7.	Pad 0A Office Building Z-40 or Z-65

8.	Fixed and Transportable Telemetry Facilities

9.	Fixed and Transportable Command and Destruct Facilities

10.	Fixed and Transportable Radar and Optical Tracking Facilities

11.

Integration Facility (the subject of a separate construction management agreement between the Parties, and contemplated to be made available to Rocket Lab not by this Agreement, but by separate agreement between the Parties.)